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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this S-1 Registration Statement.

                                         /s/ Arthur Andersen LLP

Philadelphia, Pa.,
 December 17, 1998